Table of Contents

As filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Green Stream Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4911	20-1144153
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

201 East 5th Street Suite100

Sheridan, WY 82801

310-228-8897

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

201 East 5th Street Suite100

Sheridan, WY 82801

310-228-8897

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Byron E. Thomas, Esq.

Law Offices of Byron Thomas

3275 S. Jones Blvd, Ste 104

702-747-3103

byronthomaslaw@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $10.00 per share. It is possible that the Company’s shares may never be quoted on the OTC Markets or listed on an exchange.

SUBJECT TO COMPLETION, DATED July __, 2022.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GREEN STREAM HOLDINGS, INC.

402,500,000 Shares of Common Stock

This prospectus will also allow us to issue a minimum of 10,000,000 and up to 270,000,000 common shares and selling shareholders to sell 132,500,000 common shares (“Shares” or “Securities”) in our initial public offering with a maximum 180 day offering period ending December 20, 2022. The proceeds from the sale of the shares by the company will be available for use by the company. The selling shareholder’s sale of shares of common stock will result in proceeds which will not be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the NASDAQ and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.10 per share. The company’s shares may never be quoted on the NASDAQ or listed on an exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders

Per Share (Initial Public Offering)	$0.10	$0.10	$0.10	$0.00
Minimum	0.10	1,000,000.00	1,000,000.00	0.00
Maximum	0.10	27,000,000.00	27,000,000.00	0.00

Per Share (Selling Shareholders)	0.10	0.00	0.00	0.00

Total	$0.10	$27,000,000.00	$27,000,000	$0.00

(1) There are no offering expenses which are relative to the number of shares being sold.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company and have no plans or intentions to engage in a business combination following this offering.

There is a $1,500 minimum purchase, the offering will terminate upon reaching the maximum proceeds, and the funds will be held in a separate account by the Company, but it is not a formal escrow or trust account therefor such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2022.

i

Unless otherwise specified, the information in this prospectus is set forth as of July __, 2022, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Green Stream Holdings, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Green Stream Holdings Inc. (the “Company”) is a provider of next-generation solar energy solutions to underrepresented and/or growing market segments. The Company is currently targeting high-growth solar market segments for its advanced solar power generation systems (“solar systems”), operating in multiple markets and is prepared for conducting business in several industry-friendly locations including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada. Our business office is located at 201 E. Fifth Street, Suite 100, Sheridan, Wyoming 82801.

The Company was originally incorporated on April 12, 2004, in the State of Nevada under the name of Ford-Spoleti Holdings, Inc. On June 4, 2009, the Company merged with Eagle Oil Holding Company, a Nevada corporation, and the surviving entity, the Company, changed its name to “Eagle Oil Holding Company, Inc.” On April 25, 2019, the Company entered into an Acquisition and Merger Agreement between the Company and Green Stream Finance, Inc., and following the merger contemplated by such agreement the Company commenced its current operations (the “Reorganization”) and changed its name to “Green Stream Holdings Inc.” Effective September 25, 2019, the Company elected to convert the Company from Nevada corporation to Wyoming corporation. On December 13, 2019, the Company amended its articles of incorporation to increase its authorized capital stock to 10,000,000,000 shares of common stock, par value of $0.001 per share and 12,000,000 shares shall be shares of as stock, par value of $0.001 per share.

The Company’s common stock is currently quoted on the OTC Markets under the symbol “GSFI.”.

Recent Developments

On December 28, 2020, the Company’s Board of Directors unanimously elected to remove Richard Rogers as a member of the Board of Directors. On June 1, 2022 the Company’s Board of Directors unanimously elected to change James Ware’s position as a member of the Board of Directors and an officer to an independent consultant.

On November 9, 2020, the Company was advised that Madeleine Cammarata had assigned the 600,000 shares of the Registrant’s Series B Preferred Stock (the “Shares”) to We Work Revocable Trust in connection with Ms. Cammarata’s succession plan due to her compromised health conditions. The assignment of the Shares, which have the right to vote in the aggregate, on all shareholder matters, votes equal to 99% of the total shareholder vote on any and all matters which shareholder have the right to vote on, represented a change in control of the Company.

Also on November 9, 2020, Ms. Cammarata resigned as a member of the Board of Directors and as the Company’s Chief Executive Officer. In connection with her resignation, the Company appointed Eric Fain as a member of the Board of Directors and as Interim Chief Executive Officer. The Company was advised that Ms. Cammarata subsequently passed away.

On January 28, 2021, Eric Fain resigned as a member of the Board of Directors and as the Registrant’s Interim Chief Executive Officer. To fill the vacancy resulting in Mr. Fain’s resignation, the Registrant’s Board of Directors appointed James C. DiPrima as a member of the Board of Directors and as Chief Executive Officer.

1

On February 16, 2021, the Company repaid its Convertible Promissory Notes in favor of Geneva Roth Remark Holdings, Inc., dated October 8, 2020, December 22, 2020 and January 11, 2021, for $181, 923.63 in full satisfaction of these notes, so that the Company has no further obligations to pay, issue securities to, or otherwise with respect to Geneva Roth Remark Holdings, Inc. under these notes.

On February 18, 2021, the Company repaid its Convertible Promissory Note in principal amount of $100,000 in favor of EMA Financial, LLC, dated November 5, 2020, for $133,775.34 in full satisfaction of this note, so that the Company has no further obligations to pay, issue securities to, or otherwise with respect to EMA Financial, LLC under this note.

On February 24, 2021, the Company repaid its Convertible Promissory Note in principal amount of $100,000 in favor of Quick Capital, LLC, dated September 22, 2020, for $106,000, plus a prepayment fee of $27,200 and an additional $20,000, or a total of $147,200 in full satisfaction of this note, so the Company has no further obligations to pay, issue securities to, or otherwise with respect to Quick Capital, LLC under this note.

Our executive offices are located at 201 East 5th Street Suite 100 Sheridan, WY 82801.

Our telephone number is : 310-228-8897.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,070,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,070,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

2

The Offering

This prospectus covers a minimum of 100,000,000 and up to 270,000,000 common shares to be sold by the company at a price of $.10 per share in a direct public offering and 132,500,000 shares held by selling shareholders to be sold at $0.10 per share.

ABOUT THIS OFFERING

Securities Being Offered	Up to 270,000,000 shares of Green Stream Holdings, Inc. to be sold by the company at a price of $0.100 per share and 132,500,000 shares of common stock of Green Stream Holdings, Inc. to be sold by selling shareholders at a price of $0.10 per share. The minimum offering is 10,000,000 shares.

Initial Offering Price	The company will sell a minimum of 10,000,000 shares up to a maximum of 270,000,000 Shares at a price of $0.10 per share and the selling shareholders will sell up to 132,500,000 shares at a price of $0.10 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.10 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $0.10 per share.

Termination of the Offering	The offering will conclude when the company has sold all of the 270,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

3

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($(9,325,259) as of April 30, 2021 and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2022 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

4

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our products to potential users, have only nominal sales and marketing experience. Further, we have budgeted only minimal amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customers to our website “https://shebeverages.com” which website nor its contents are not incorporated as part of this prospectus. Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our products will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

5

If our estimates related to future expenditures are erroneous or inaccurate, our business may fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), marketing and development expenses, and for inventory and administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We will need to achieve commercial acceptance of our product to generate revenues and achieve profitability.

We cannot predict when significant commercial market acceptance for our products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our products by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The product marketing services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products than we may be able to devote to our products.  Therefore, we may not be able to compete effectively and our business may fail.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not currently devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. All officers and directors devote 100% of their time to the business of the company. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

6

Risks Relating to our Stock

The Offering price of $0.10 per Share is arbitrary.

The Offering price of $0.10 per Share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company once the minimum offering amount it reached.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company once the minimum offering amount is reached. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted or listed on an exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward-looking statements as required by law.

8

USE OF PROCEEDS

With respect to up to 270,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	set up and marketing activities;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. The offering is being conducted by the officers and directors under the safe harbor provision and is a best-efforts, self-underwritten offering. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

9

GREEN STREAM HOLDINGS, INC.

Capital Improvements
Island Park New Jersey	312,000
607 Station Road Bellport	1,775,000
111 Station Road Bellport	425,000
Greece solar farm Rochester	9,750,000
10 Charging Stations	2,750,000
New Mexico facility	250,000
HMT acquisition	3,100,000
Subtotal	18,362,000

Debt Reduction
Line of Credit Latiff	230,000
1800 Diagonal Lending	95,000
GS Capital	95,000
Quick Capital	50,000
Ford Motor Credit	100,000
Subtotal	570,000

Accounts Payable
Palisades lease	75,000
New York Lease	70,000
Madison Stock Transfer	5,230
Dream Partners Consulting	25,000
Global	6,500
Will Hudgens	5,000
Ashton Watkins	4,000
Venmo Travel	26,000
Mcardle English	85,000
Architectural fees	8,000
Subtotal	309,730

Deferred Compensation
James Ware	100,000
John Brigandi	100,000
James DiPrima	225,000
Subtotal	425,000

Working Capital
Operating expenses	2,580,270
Mike Cimino	40,000
SEC filing fees	10,000
Legal expense	150,000
Accounting	50,000
Edgar filings	3,000
Subtotal	2,833,270

Grand Total	22,500,000

* Offering Expenses $1.00/share

The Company will not receive any proceeds from the sales by the Selling Shareholders

10

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2022:

January 31, 2022
ASSETS
Current Assets
Cash	$–
Total Current Assets	–

Fixed Assets
Furniture and equipment net of depreciation (Note 3)	530,831
Other Assets
Other assets	735,935

TOTAL ASSETS	$1,256,766

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	$241,528
Other Current Liabilities	–
Accrued Interest Payable	53,904
Due to related party (Note 7)	24,079
Notes Payable (Note 8)	331,980
Convertible Notes Payable (Note 9)	749,600
Total Current Liabilities	1,401,091

TOTAL LIABILITIES	$1,401,091

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred A Stock, $.001 par value 1,000,000 Authorized 53,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	$53
Preferred B Stock, $.001 par value 1,000,000 Authorized 600,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	600
Preferred C Stock, $.001 par value 10,000,000 Authorized 760,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	760
Common Stock, $.001 par value 10,000,000,000 Authorized 435,239,703 Issued and Outstanding at January 31, 2022 and 77,654,000 at January 31, 2021	435,240
Additional paid-in-capital	13,649,857
Accumulated deficit	(14,230,835)
Total Stockholders’ Equity (Deficit)	$(144,325)

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DILUTION

The net tangible book value of our company as of January 31, 2022 was $ (144,325) or ($0.0003) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on July 1, 2022.

Our net tangible book value and our net tangible book value per share will be impacted by the 270,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.10 per share.

We are registering 270,000,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $0.10 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of January 31, 2022, is illustrated in the following table:

	$100,000,000 Offering (100%)	$75,000,000 Offering (75%)	$50,000,000 Offering (50%)	$25,000,000 Offering (25%)
Number of current shares held	435,239,703	435,239,703	435,239,703	435,239,703
Number of new shares issued	270,000,000	202,500,000	135,000,000	67,500,000
Total number of new shares held	705,239,703	637,739,703	570,239,703	502,739,703

Net tangible book value before this offering	$(144,325)	$(144,325)	$(144,325)	$(144,325)
Net proceeds to the company	27,000,000	20,250,000	13,500,0000	6,750,000
Net tangible book value after this offering	$26,855,675	$20,105,675	$13,355,675	$6,605,675

Assumed public offering price per share	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before this offering	$0.0003	$0.0003	$0.0003	$0.0003
Increase attributable to new investors	$0.22	$0.17	$0.11	$0.06
Net tangible book value per share after this offering	$0.22	$0.17	$0.11	$0.06
Dilution per share to new stockholders	$0.78	$0.83	$0.89	$0.94

Control

The issuer is registering 132,500,000 shares of common stock that is collectively held by 6 shareholders. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering, and will continue to control the issuer.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC: Pink sheet. (GSFI)

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

Business Overview

Green Stream Finance, Inc., a Wyoming corporation was incorporated in 2016, and has offices in New York City. The Company is focused on providing access to solar energy to energy consumers. The Company is currently operating in multiple markets and is prepared for conducting business in several industry-friendly locations including California, Nevada, Arizona, Washington, New York, New Jersey, Massachusetts, New Mexico, Colorado, Hawaii, and Canada.

Green Stream Finance, Inc. is a marketer and contractor of solar systems to underrepresented and/or growing market segments to homeowners, landowners, commercial building owners in the United States.

Since the Reorganization, the Company has been involved primarily in organizational activities as a marketer of solar systems. The Company has not yet generated any revenues from these activities. The Company has developed relationships with selective world-class designers and manufacturers of solar power solutions, such as the famed architect Anthony Morali of Renewable Energy Development LLC (“RED”), a leading expert in solar infrastructure design. The Company hopes to leverage these relationships to offer the unique solar energy solutions provided by RED and others to the Company’s customers. The Company currently has no manufacturing or installation capabilities and will rely upon third-parties like RED to design, manufacture, and install our solar systems.

The Company will be relying on both Renewable Energy Development (RED) and Amergy Solar for the development, design and construction of its projects. The Company anticipates retaining RED for solar designs and the local building and electrical permitting where geographically permissible. As set forth in the Letter Agreement, the Company will use Amergy Solar to provide the engineering, procurement and construction work for the projects indicated in the letter agreement and the Registration Statement including the New York State Energy Research and Development and utility interconnection applications.

It is anticipated that when projects commence, both RED and Amergy will each be paid an initial payment upon execution of an agreement for a particular project. It is also expected that both RED and Amergy will be paid on a project-by-project basis in installments as they complete various phases of the project and reach applicable milestones within respective agreements.

For example, we anticipate paying Amergy an initial payment of $25,000 when we enter into an agreement for a specific project and then an additional installment of approximately $65,000 for materials and to begin mobilization. As with any construction job, other amounts will be required to be paid based on the size and complexity of the project. Similarly, the amounts we anticipate having to pay RED will likely change on a project by project basis based on the size and wattage of the particular project.

However, we have not yet entered into any specific agreements for projects with either RED or Amergy and we therefore cannot predict exactly what such terms will be.

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Solar Systems

The Company intends to generate initial revenue by arranging for the design, installation, operation, maintenance, repair and replacement of solar systems on the top of buildings pursuant to leases it has entered into with the owners of these properties, which leases are discussed in “Plan of Operations” (the Solar Leases). We currently rely on RED and other vendors for the design, manufacture and installation of the solar systems we market and sell. These vendors will be paid on a project by project basis for the design, materials, manufacturing and installation of each solar system. We will be required to pay for the products and services needed to build these systems before their completion and before these systems will be able to produce electricity, and before we will be able to generate revenues from the sale of that electricity to electric utility companies or customers. Once these solar systems have commenced operations, and depending on the regulatory regime, electric utility policies and other circumstances of the areas in which a solar system is built, the Company will then market net metering agreements under which the electricity generated by the system is sold to the customer’s local utility company.

Community Solar

“Community Solar” is a collection of solar panels in a publicly shared space that generates electricity from the sun.

These panels are placed near homes and in neighborhoods where they can provide maximum benefit to people who typically may not have the ability to use solar power.

We endeavor to make the move to solar energy simple for our customers by identifying quality product manufacturers and installers and arranging the financing, design, permitting, construction and maintenance of our energy solutions. We work with a group of contractors who design, procure, permit, install, and interconnect a suitable solar energy solution to the utility grid, simplifying the installation of solar systems. Although we have engaged third-party manufacturers for production and distribution logistics, we will be the party who communicates with the customers throughout the entire period of services of our energy solutions.

The Company’s strategy to increase sales will be to offer fundamentally unique solar power systems, including those designed by RED or other comparable designers, and to introduce a highly customizable and personalized approach to after-sales customer service through a unique type of contractual relationship with its customers.

During the next six months it is the Company’s plan to:

●	Raise capital to build more solar systems and increase its marketing of Community Solar projects.

●	Initiate aggressive online and offline marketing campaigns to build our brand, market awareness, and recognition.

●	Increase sales via increased advertising and marketing campaigns.

●	Hire additional key employees to help strengthen the Company.

We plan to work with (i) private homeowners, (ii) local roofing companies, (iii) solar installation companies, (iv) custom homebuilders, (v) mass-market homebuilders and (vi) and commercial building and multi-unit residential owners. Our target market is commercial building and property owners in New York and New Jersey. To date, we currently have four (4) Solar Leases with commercial property owners in New York and New Jersey, and, assuming we are able to obtain adequate financing, we expect to complete these systems. As of the date of this registration statement, the Company was actively seeking to develop the following four (4) leases: 111 Station Road, Bellport, New York; 607 Station Road, Bellport, New York; and 8012 Tonneli Ave, North Bergen, New Jersey.

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Description of Products and Services

Green Stream endeavors to provide solar energy solutions to underrepresented and/or growing market segments that seek renewable energy solutions but don’t have direct access to them. We plan to first develop solar power generation systems (“solar systems”) at the locations that are the subject of the Solar Leases, and then market net metering agreements or community solar solutions to customers nearby, depending on the regulatory regime, electric utility policies and other circumstances of the areas in which a solar system is built.

The Company believes that its revenues in key regions will be derived directly from agreements that lease solar systems that we arrange the building of to our customers. Pursuant to these agreements, the Company, owns, operates, and maintains the solar system, and a host customer agrees to site the system on its property. The Company will then attempt to enter into net metering agreements to sell electric output from the solar services provider for a predetermined period (usually twenty-five years) to the host’s local utility. This financial arrangement allows the host customer to receive stable and low-cost electricity, while the solar services provider or another party acquires valuable financial benefits, such as tax credits and income generated from the sale of electricity. The Company would be responsible for the development, design, and the administration of the project, obtaining permits, financing, and managing the solar system, and well as its installation and maintenance.

The Company does not expect to enter into agreements for the design, construction or installation of any solar facilities until it has obtained all necessary approvals for the installation of the system from local authorities and entered into a net metering agreement with the applicable utility. Moreover, pursuant to the terms of the Company’s existing leases, the Company is similarly not required to pay rent to the owner until it begins generating revenue through a net metering agreement. If, however, the Company commences, or engages a contractor to commence, the development, construction or installation of a solar system prior to entering into a net metering agreement, there can be no assurance that the Company will be successful in entering into a net metering agreement following the facility’s completion and the Company may be required to seek alternative means to recoup the investment in the facility, such as a purchase power agreement, for example, of which there can be no assurance that the Company will be able to find such an arrangement or find one on terms that are favorable to the Company.

An interconnection agreement is generally required from the applicable local electricity utility to interconnect a solar energy system with the utility grid. In almost all cases, interconnection agreements are standard form agreements that have been pre-approved by the local public utility commission or other regulatory body with jurisdiction over interconnection. As such, no additional regulatory approvals are required once interconnection agreements are signed. We would prepare and submit these agreements on behalf of our customers to ensure compliance with interconnection rules. Under this business model, the host customer buys the services produced by our solar energy solutions rather than the solution itself.

We expect to function as the project coordinator, arranging the financing, design, permitting, and construction of the system. We plan to purchase the solar panels for the project from a PV manufacturer, who provides warranties for system equipment. The installers we initially plan to contract with will design the system, specify the appropriate system components, and may perform the follow-up maintenance over the life of the PV system. Although we may eventually develop an in-house team of installers, we currently do not have such a team. Once the construction agreement is signed, a typical installation is expected to be completed in three to six months.

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Typical Project Timeline

We plan to offer investors the right to invest in the equity of specific projects and assign such investors federal and state tax benefits for which the system is eligible. For example, we expect to eventually form special purpose entities for each project with such equity investors to receive and distribute payments to the investors resulting from the system’s output and related tax benefits. The utility serving the host customer would provide an interconnection from the PV system to the grid and continue its electric service with the host customer to cover the periods during which the system is producing less than the host’s electric demand. Certain states have net metering requirements in place that provide a method of crediting customers who produce electricity on-site in excess of their own electricity consumption. In most states, the utility will credit excess electricity generated from the PV system, although the compensation varies significantly depending on state policies.

The Company plans to receive income from the sales of unused electricity to the applicable electric utility on a monthly basis, and the tax credits and incentives assigned to the Company (or the special purpose vehicle for the project). Typically, our solar power solutions are expected to produce enough energy to not only sufficiently supply the buildings but additionally to save and store enough energy to sell to utility companies. The Company is principally targeting the commercial solar space, a market space that provides significant and longer-term cash-producing assets.

Some of our projects will be dependent upon favorable tax treatment and incentives from state, local and federal sources. Should there be a decline in this type of government support it could affect our profits or make the use of our solar systems less desirable or cost effective. See Government Incentives and Policies, below.

Community Solar

Electricity generation in the U.S. is progressing to a renewable market. Solar energy is on the rise due to state and federal government tax incentives, ease of operation and maintenance, and declining costs. The economy is creating a market for renewable energy that helps conserve our natural resources and clean energy that reduce the long-standing harmful environmental effects of coal and oil.

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The renewable energy market is growing with federal and particularly state, regulations passing and implementing bills around the nation for more renewable sources. California is taking the lead on sustainable energy with their passing of a Senate Bill (SB 350) that requires 50% of electricity to come from renewable sources by 2030. The enactment of SB 350 encourages the procurement of electricity from renewable sources, providing a market for solar systems in California.

Demand for photovoltaic (“PV”) solar power in the U.S. has grown significantly over the last few years and is projected by the Solar Energy Industries Association (“SEIA”) to continue growing rapidly. According to SEIA, from 2007 through 2017, the U.S. Solar market grew at an average annual rate of 59 percent. SEIA had projected a compound annual growth rate of 28 percent between 2012 and 2016. There were 10,608 MW installed in 2017 and in 2017 solar accounted for 30% of all new electric generating capacity installed.

For all of 2017, non-residential PV was the only segment expected to grow on an annual basis. The segment’s growth comes from projects rushing to install before rate and incentive structures change in select markets, along with the continued emergence of business and community solar, which is on track to grow by more than 50% year-over-year. According to market segment data from SEIA, installed capacity of utility-scale PV projects grew from 58 MW in 2009 to 53 GW at the end of 2017. Utility-scale solar (plants with a capacity of at least one megawatt) comprise about 2% of all utility-scale electric generating capacity and 0.9 % of utility-scale generation. The first utility-scale solar plants were installed in the mid-1980s, but more than half of the currently operating utility-scale solar capacity came online since 2015.

Community solar energy incentives coupled with exorbitant electricity costs have generated a rapidly growing community solar market. The Company is targeting multiple high revenue verticals within the expanding solar energy markets, including but not limited to the rapidly increasing community solar space. For instance, in New York City, where building owners pay some of the highest electricity prices, the Company hopes to rent 50,000 to 100,000 square feet of rooftop space in the near future and to contract with vendors to install solar systems providing the option of renewable solar power to local customers.

Plan of Operation

The Company plans to continue to marketing its renewable energy generation systems, focusing on solar resources, as a replacement of fossil fuel energy generation equipment. The Company intends to do this by serving as the administrator of solar system installations to be provided by the Company’s vendors, and a coordinating agent for leasing arrangements relating to those systems. In the next twelve months we intend to focus on projects in the $50,000 to $5,000,000 range. GSFI will provide financing for those projects through investment of its own funds, management of project-specific investor funds, and leasing of solar energy equipment and components. As of the date of this registration statement, we have entered into four (4) active Solar Roof Leases in the New York and New Jersey metropolitan area, each for a term of twenty-five (25) years at $2,000 per month with annual increases of 2%. As of the date of this registration statement, the Company was actively seeking to develop solar systems at the locations subject to all four (4) of those leases. The leases will not commence until the Company has arranged for the commencement of construction of a solar system at the site. The construction of each solar system will cost the Company approximately $60,000 to $2,000,000 to build depending on the specifications of the system and any applicable tax credits. The property owner does not have the option to purchase the equipment following the termination or expiration of the lease and it will remain the property of the Company.

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Pursuant to the terms of the Solar Leases, the Company agreed to lease space from each of the property owners for the siting, installation, inspection, operation, maintenance, and repair of solar systems on each of the sites. Each lease is for a term of twenty-five (25) years for a monthly rental amount of $2,000 payable upon commencement of net metering of commercial revenue generation. The leases are not automatically renewable by either party. None of the Solar Leases provide a deadline for completion of, or a penalty for failure to build an operational solar system at the locations subject to the Solar Leases. Once a solar system has become operational at a Solar Lease location, the Company will receive payment from the sale of the electricity it generates to the local electric utility, and any corresponding tax credits and other incentives. The Company may then also enter a PPA with the lessor of the location in order to sell electricity generated by the system to the lessor, or make electricity from the system available to the many potential customers of a community solar project.  The Company is responsible for developing, installing and designing each solar facility and is the owner of the solar equipment. The Company has the right to terminate the Lease at any time without notice to the property owner. Following the expiration or termination of the lease, the Company will be required to decommission, dismantle and remove the solar system and all other installations and to return the property to its condition before the commencement of the lease.

Timetable for Solar System Installations

Project	Anticipated Completion Date	Anticipated Cost	Anticipated Developer
Greece, NY	March 2023	Pending**	Amergy
11 Station Road, Bellport, NY	April 2023	Pending**	Amergy
607 Station Road Bellport NY	May 2023	Pending**	Amergy
Island Park, NY	May 2023	Pending**	Amergy

* Reflects estimates based on future conditions. Actual dates, costs and related may vary.

** Pending: the Company has not yet fully/sufficiently evaluated the project to make an estimate.

If the Company is able to raise sufficient funds, it hopes to enter into larger leases for larger projects to increase its revenue streams. We currently lack the funding to begin and complete the construction of one or all of these projects. To effectively fund our business plan, we will need to raise additional capital and/or obtain vendor financing for the equipment we intend to purchase. We have historically raised operating capital through the sale of our securities or debt. However, there can be no assurance that the Company will be able to raise sufficient capital on terms acceptable to the Company to complete any or all of these projects.

During the third quarter of 2021, we will require approximately $5 million for the design, construction and installment of the Company’s first four solar facility projects.

During the third quarter of 2021, providing the Company can complete one or more solar systems at locations under the Solar Leases, the Company expects to commence revenue generating operations. If four or more such solar systems are operational, it is anticipated that revenues from the resale of electricity to the applicable utilities will generate approximately $50,000 to $60,000 per quarter based on our projections of the amount of power these systems will generate, and the current amounts the applicable electric utilities will pay for electricity generated using solar power.

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Thereafter, in the first quarter of 2022, providing the Company has generated revenue generating operations, the Company anticipates it will be profitable within the quarter. The Company will continue to seek additional candidates for leases of the solar systems it markets and intends to sell and anticipates it will be required to raise additional capital through the sale of its securities or debt. However, there can be no assurance that the Company will be able to raise these funds or that it will be able to do so on terms that are favorable to the Company.

In the second quarter of 2022, providing the Company has commenced revenue generating operations, the Company anticipates it will be profitable within the quarter. The Company will continue to secure permits for the leasing candidates acquired in the previous quarters as well as seek additional candidates for leases of the solar systems it markets and intends to sell. The Company anticipates it will be required to raise additional capital through the sale of its securities or debt. However, there can be no assurance that the Company will be able to raise these funds or that it will be able to do so on terms that are favorable to the Company.

Anticipated Milestones

The Company anticipates completing projects it has already started, and potentially expand with new leases and projects, possibly in new states, as described in the table below.

Milestone	Anticipated Commencement Date	Completion Date	Categories of Expenditures
11 Station Road Bellport NY	December 2022	April 2022	Contractors, equipment, transportation, developer
Island Park, NY	January 2023
607 Station Road Bellport NY	January 2023	May 2022	Contractors, equipment, transportation, developer
Greece, NY	January 2023	May 2022	Contractors, equipment, transportation, developer
Expansion New State	Efforts Expected to Start 3rd Quarter 2022	Third Quarter 2022	Marketing, Travel, Consultants,
Expansion 2nd New State	Efforts Expected to Start 4th Quarter 2022	Fourth Quarter 2022	Marketing, Travel, Consultants,

The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, the pace of the completion of each solar system, conditions in the markets for the services required to complete solar systems, changes in or revisions to our marketing strategies, as well as any applicable legal or regulatory changes which may occur.

If we are unable to raise the net proceeds from our Regulation A Offering or other financing activities that we believe are needed to fund our business plan, we may be required to scale back our development plans by reducing expenditures for employees, consultants, business development and marketing efforts, and other envisioned expenditures. This could reduce our ability to complete existing solar system projects or initiate new ones, or require us to seek further funding earlier, or on less favorable terms, than if we had raised the full amount of the offering.

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If management is unable to implement its proposed business plan or employ alternative financing strategies, it does not presently have any alternative proposals.

We cannot assure you that our solar systems will be completed in a timely manner or at all, that we will ever earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure you that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease our operations.

Liquidity and Capital Resources.

At April 30, 2021, the Company had $69,081 of cash and net working capital was ($736,924) as compared with $14,727 in cash and net working capital of ($577,062) at April 30, 2020 an increase of ($159,862).

In 2021, funds used by the net loss of ($3,892,896) included: expenditures for legal and professional fees. Funds were provided by the sale of the Company’s equity and debt securities. The Company needs to obtain capital; however, no assurance can be given that it will be able to obtain this capital on acceptable terms, if at all. In such an event, this may have a materially adverse effect on the Company’s business, operating results and financial condition. If the need arises, the Company may attempt to obtain funding or pay expenses through the continued sale or issuance of restricted stock. The Company may also use various types of short term funding, related party advances and expenses payment deferrals and external loans. The Company’s auditors have issued a going concern opinion.

Management is actively exploring additional required funding through debt or equity financing pursuant to its plan. There is no assurance that we will be successful in obtaining sufficient financing on terms acceptable to us to fund continuing operations. Management believes that the results of the management plan, the Company’s existing resources and access to the capital markets will permit us to fund planned operations and expenditures. We believe that we will need to raise additional capital by way of equity, debt, debentures, or other methods, to support our anticipated operational expenses. Management is cautiously optimistic, however, that it will be able to generate the funding required to fund operations through the end of the year. However, there can be no assurance that the Company will be able to raise sufficient capital on terms acceptable to the Company to complete any or all of these projects.

Key Suppliers and Contractors

We have established a relationship with Renewable Energy Development LLC (“RED”), headed by Anthony Morali of Morali Architects, and plan to work with RED to design, manufacture, and install the solar panels and complete other relevant services needed to complete our solar systems. RED is an independent contractors who performs services when requested by the Company. The loss of any of our vendors, and particularly RED, since we are marketing the solutions and designs it provides, would have serious negative effects on our business, since it would take time for us to establish relationships with new contractors and suppliers with similar expertise.

Competition

Although many small and medium-sized companies are still in the process of understanding how solar energy can make sense for them, more than 100 of the Fortune 500 companies have already received significant results by using solar power.

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Nevertheless, we believe our primary competitors are the traditional local utilities that supply energy to our potential customers. We compete with these traditional utilities primarily based on price, predictability of price and the ease by which customers can switch to electricity generated by our solar energy systems rather than fossil-based alternatives. We believe that our pricing and focus on customer relationships allow us to compete favorably with traditional utilities in the regions we service.

Other sources of competition are other solar energy system providers such as Tesla, Inc., Vivint Solar Inc., Sunrun Inc., Sungevity, Inc., Tiger Reef, Inc., and many others. These companies may offer products that are similar to our solar energy systems, and we primarily compete with these companies based on price. We believe that we compete favorably with these companies.

The Company anticipates that the following factors will give us a competitive advantage because we expect to become a technology company insulated by patents creating a barrier to competition, as well as a company selling a product with brand recognition and expect the customers to select the Company because:

●	We offer unique innovative products.

●	We offer a flexible menu of product financing options and types of agreements.

●	We are located in the states where utility costs are high and/or incentives for solar energy systems are available, therefore, offering an attractive alternative to conventional power sources.

Employees

The Company has no full-time employees.

Patents and Trademarks

The Company holds no patents, nor at this time, has any patent pending.

The company relies on a combination of trade secrets and contractual protections to establish and protect its intellectual proprietary rights. It may rely on patents held by its partners with whom it has contractual relationships.

Government Regulation

An interconnection agreement is generally required from the applicable local electricity utility to interconnect a solar energy system with the utility grid. In almost all cases, interconnection agreements are standard form agreements that have been pre-approved by the local public utility commission or other regulatory body with jurisdiction over interconnection. As such, no additional regulatory approvals are required once interconnection agreements are signed. We prepare and submit these agreements on behalf of our customers to ensure compliance with interconnection rules.

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Our operations are subject to stringent and complex federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. For example, we are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or “OSHA,” and comparable state laws that protect and regulate employee health and safety. We expend resources to comply with OSHA requirements and industry best practices. Federal and/or state prevailing wage requirements, which generally apply to any “public works” construction project that receives public funds, may apply to installations of our solar energy systems on government facilities. The prevailing wage is the basic hourly rate paid on public works projects to a majority of workers engaged in a particular craft, classification or type of work within a particular area. Prevailing wage requirements are established and enforced by regulatory agencies. Our in-house personnel monitors and coordinates our continuing compliance with these regulations when required.

Some jurisdictions place limits on the size or number of solar energy systems that can be interconnected to the utility grid. This can limit our ability to sell and install solar energy systems in some markets. The regulatory environment is constantly changing.

Environmental Regulations

The Company does not have any plans to manufacture the products it intends to market, sell and install. The manufacturers of these products may use, generate, and discharge toxic, volatile, or otherwise hazardous chemicals and wastes in its research and development, manufacturing, and construction activities. These companies will likely be subject to a variety of federal, state, and local governmental laws and regulations related to the purchase, storage, use, and disposal of hazardous materials. In addition, these laws and regulations may impose substantial liabilities for the failure to comply with them or for any contamination resulting from the operations associated with our assets. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose “strict liability,” rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose us to liability for the conduct of or conditions caused by others, or for our acts which were in compliance with all applicable laws at the time such acts were performed. If these companies do not comply with these regulations and are unable to manufacture the products we intend to market and sell, we may be adversely effected if we are unable to obtain replacement manufacturers and products which may be costly and may have a material adverse effect on our business and results of operations.

Government Incentives and Policies

U.S. federal, state and local governments have established various policies, incentives, and financial mechanisms to reduce the cost of solar energy and to accelerate the adoption of solar energy. These incentives include tax credits, cash grants, production-based incentives, tax abatements, and rebates. These incentives help catalyze private sector investments in solar energy, energy efficiency, and energy storage measures, including the installation and operation of residential and commercial solar energy systems.

Following the extension of the Solar Investment Tax Credit in December 2015, the Internal Revenue Code allows a United States taxpayer to claim a tax credit of 30% of qualified expenditures for a solar energy system that is placed in service on or before December 31, 2019. This credit is scheduled to decline to 26% effective January 1, 2020, 22% in 2021, and then to 10% for commercial projects and 0% for residential projects in 2022.

Many U.S. states and local jurisdictions have established property tax incentives for renewable energy systems, which include exemptions, exclusions, abatements, and credits. Many state governments, investor-owned utilities, municipal utilities, and co-operative utilities offer rebates or other cash incentives for the installation and operation of a solar energy system or energy-related products.

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Many states have a regulatory policy known as net energy metering, or net metering. Net metering typically allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid in excess of electric load used by customers.

Some states have established limits on net metering, fees on solar energy systems, or reduced the credit available for electricity generated by solar energy systems that are connected to the utility grid. For example, Hawaii, Nevada, and Mississippi have announced net metering policies that establish wholesale rates, not retail rates, for crediting electricity produced by solar energy systems. This has adversely impacted the attractiveness of solar energy to residential customers in these markets. The California Public Utilities Commission issued a ruling that maintains the net energy metering credit at full retail value but adds new charges and requirements for customers installing a solar energy system. On the other hand, other states continue to expand their net metering programs. New York, for example, has suspended its cap on solar photovoltaic systems covered by the state’s net metering program.

Some states like Massachusetts have offered Solar Renewable Energy Credits (“SRECs”) that provide cash payments based on the electricity produced by solar energy systems as an incentive for customers to invest in these systems. These programs are generally capped and must be reauthorized or extended when the cap is reached in order for the incentives to be continued. The Massachusetts Department of Energy Resources announced that the total capacity available under its most recent SREC program (SREC-II) for projects over 25 kW had been exceeded in early 2016, however it was announced on January 31, 2017, by the Massachusetts Department of Energy Resources that their new program, called Solar Massachusetts Renewable Target (“SMART”), is targeted to start in April 2018 and that the SREC II program would be extended in order to bridge between the two programs. The SREC II program was ultimately extended until November 26, 2018, at which point the first applications for SMART were accepted. The first SMART incentive allocations began on January 15, 2019.

On January 22, 2018, the Office of the President of the United States approved in substantial form, recommendations by the U.S. International Trade Commission to impose a tariff of 30% on imports of solar cells and photovoltaic modules under Section 201 of the Trade Act of 1974, unless specifically excluded. The 30% tariff declines 5% per year over the four-year term of the tariff. Further, the provisions of the 201 Tariff are applicable to imported solar cells and modules from Canada, despite its being a member of the North American Free Trade Act.

Seasonality

Our quarterly net revenue and operating results for solar energy system installations are difficult to predict and have, in the past, and may, in the future, fluctuate from quarter to quarter as a result of changes in state, federal, or private utility company subsidies, as well as weather, economic trends and other factors. The industry historically experienced seasonality in our solar installation business, with the first quarter representing our lowest installation quarter of the year, primarily due to adverse weather. Additionally, the industry historically experienced seasonality in sales of solar systems similar to ours, with the fourth and first quarters of the year seeing fewer sales orders than the second and third quarters. We do not have the historical experience to assess seasonality for this line of our own business.

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The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,007,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of March 1, 2022, we have a small number of employees, but have four (4) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 60 East 42nd Street, Suite 4600, New York, NY 10165 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

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Results of Operations

We generated no revenue for the years ended April 30, 2021or 2020. As a result, we have reported a net loss of $8,369,327 for 2021 and 251,476 for 2020. We generated no revenue for the nine months ended January 31, 2022 or 2021. As a result, we have reported a loss of $4,234,751 for the nine months ended January 31, 2021 and $1,002,621 for 2020.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

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OUR MANAGEMENT

Executive Officers

Name	Position Held	Age	Date first elected or appointed
James C. DiPrima	Chairman, Chief Executive Officer and Chief Financial Officer	72	January 28, 2021

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

James C. DiPrima, Chief Executive Officer, Chief Financial Officer, Director.

Mr. DiPrima’s career includes 40 years of finance and accounting in both the public and private sectors beginning his career at Deloitte & Touche. He has held various positions with start-up companies, was comptroller of a manufacturing company, founded and operated an accounting and tax consulting firm focused on medical practice management and investment and tax planning. He has served as chief executive officer of MBD Midwest, a holding company for national pack and ship franchises where he managed the development of retail outlets in multiple states. Since 1995, Mr. DiPrima has been working in various positions with public traded companies. His accomplishments included guiding several companies through the reverse merger process, raising capital and consulting on various mezzanine financings. Most recently since 2020 to the present, Mr. DiPrima has served as CEO of PAO Group, Inc. (OTC: PAOG) a publicly traded holdings company dedicated to operating businesses within the medical cannabis sector focused on medical research and the development of treatments derived from its patented cannabis extraction process. He has also served as CFO for Solar Integrated Roofing, Inc. a public traded company (NQB: SIRC) that provides residential solar energy solutions in southern California from 2015 to 2019. Additionally, Mr. DiPrima provides various financial services to micro-cap publicly traded companies on a contract basis. Mr. DiPrima has a Bachelor of Science in Business Administration from Creighton University, Omaha, Nebraska.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Madeleine Cammarata (1)	President, Treasurer, Director	0	0	0
James C. Di Prima	Chairman, Chief Executive Officer, Chief Financial Officer	0	0	0

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the NASDAQ, which does require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the NASDAQ or on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of July 1, 2022, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Shares of Series B Preferred Stock Held (2)	Percentage of Series B Preferred Held	Number of Total Voting Shares	Percentage of Total Voting Shares
James C. Di Prima, CEO (3)	1,515,000.978%		600,000	–	600,000,000	99.99%
Directors and Officers (people)	1,515,000.978%		600,000	100%	600,004,545,000	99.99%

Other 5% Shareholders
We Work Revocable Trust (3)	2,020,000	0.0130%	600,000	100%	600,000,000,000	99.99%

* Less than 1%.

(1)       Applicable percentage ownership is based on approximately 2,324,464,174 shares of Common Stock outstanding as of May 3, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of May 3, 20210 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)       The 1,000,000 shares of Series B Preferred Shares have the right to vote in the aggregate, on all shareholder matters votes equal to 99% of the total shareholder vote on any and all shareholder matters. The Series B Preferred Stock will be entitled to this 99% voting right, representing at present 600,000,000,000 votes based on the 2,324,464,174 shares of Common Stock outstanding, no matter how many shares of Common Stock or other voting stock of the Company’s stock are issued and outstanding in the future.

(3)       Mr. DiPrima holds voting control over the 600,000 shares of Series B Convertible Preferred Stock held by the We Work Revocable Trust. Mark Pierce is the Trustee of the Trust and the beneficiaries are the minor children of the Company’s former Chairman and Chief Executive Officer Madeleine Cammarata. Mr. Pierce disavows voting control over the shares held by the Trust.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Green Stream Holdings, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

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DESCRIPTION OF CAPITAL STOCK

As of July 1, 2022, we had 2,324,464,174 shares of Common Stock and of:

●	1,000,000 authorized shares of Convertible Series A Preferred Shares. Convertible Series A Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000 shares of Convertible Series A Preferred Shares to 1 share of Common Stock. There are 53,000 shares issued and outstanding or 53 votes.

●	1,000,000 authorized shares of Convertible Series B Preferred Shares. Convertible Series B Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000,000 shares of Common Stock for each single Convertible Series B Preferred Share. Additionally, the Preferred B Shares are non-dilutive. There are 600,000 shares issued and outstanding or 600,000,000,000 votes.

●	10,000,000 authorized shares of Convertible Series C Preferred Shares. Convertible Series C Preferred Shares are convertible into Common Stock at a ratio of 1,000 shares of Convertible Series C Preferred Share for one share of Common Stock. There are 760,000 shares issued and outstanding or 760 votes.

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

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SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Name	Total Number of Shares	Shares after the Offering
0
0
0
0
0

(1)	The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

All Selling shareholder purchased their shares pursuant to Reg. D. and had all pertinent information about the Company at the time of sale. No general solicitation was utilized, and no commissions paid. All sales were undertaken by the officers and directors of the issuer.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after June 15, 2022, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 2,324,464,174 shares of common stock were outstanding on July 1, 2022.

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PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sales will be at the fixed price of $0.10. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $10.00 per share. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

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Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

Offering will be Sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

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Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Company is offering a minimum of 10,000,000 and a maximum of 270,000,000 common shares at a fixed price of $0.10 per share. The price of $0.10 per share is fixed for the duration of the offering. This is the initial offering of Common Stock of the Company and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in the Company as a possible investment. The shares are being offered for a period not to exceed 180 days. If the minimum amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 20,000,000 shares is completed, when the board determines it is in the best interest of the Company to close the offering at any time after the minimum is reached or at the end of the 180-day offering period.

The subscription proceeds from the sale of the shares in this offering will be payable to Green Stream Holdings, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest-bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

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Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to Green Stream Holdings, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest-bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 4,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of Green Stream Holdings, Inc. in the amount of $0.10 for each share you want to purchase.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

CRS provides that directors and officers of California corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Byron Thomas.

EXPERTS

The consolidated financial statements included in this prospectus for the year ended April 30, 2022 and 2021 have been audited by Slack & Company CPAs LLC an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Green Stream Holdings, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

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Consolidated Condensed Financial Statements

April 30, 2021 and April 30, 2020

January 31, 2022 and January 31, 2021

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Green Stream Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Green Stream Holdings, Inc. (“the Company”) as of April 30, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the two years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021 and 2020, and the results of its operations and its cash flows for each of the two years ended April 30, 2021 and 2020, respectively, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a loss from operations and an accumulated deficit. It also intends to fund operations through future financing, of which no assurance can be given that the Company will be successful in raising such capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Slack & Company CPAs LLC

We have served as the Company’s auditor since 2020
September 3, 2021

F-1

Green Stream Holdings, Corp.

CONSOLIDATED BALANCE SHEETS

	April 30, 2021	April 30, 2020
ASSETS
Current Assets
Cash	$25	$14,727
Total Current Assets	25	14,727

Fixed Assets
Furniture and equipment net of depreciation (Note 3)	1,135,615	915,654
Other Assets
Intangible asset, net of amortization (Note 4)	–	185,000

TOTAL ASSETS	$1,135,640	$1,115,381

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	$89,448	$44,448
Other Current Liabilities	–	60,000
Accrued Interest Payable	10,872	4,872
Due to related party (Note 7)	225,077	141,569
Notes Payable (Note 8)	311,900	340,900
Convertible Notes Payable (Note 9)	290,000
Total Current Liabilities	927,297	591,789

TOTAL LIABILITIES	927,297	591,789

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred A Stock, $.001 par value 1,000,000 Authorized 53,000 Issued and Outstanding at April 30, 2021 and at April 30, 2020 respectively	53	53

Preferred B Stock, $.001 par value 1,000,000 Authorized 600,000 Issued and Outstanding at April 30, 2021 and at April 30, 2020 respectively	600	600

Preferred C Stock, $.001 par value 10,000,000 Authorized 760,000 Issued and Outstanding at April 30, 2021 and at April 30, 2020 respectively	760	760

Common Stock, $.001 par value 10,000,000,000 Authorized 152,459,140 Issued and Outstanding at April 30, 2021 and 26,700,665 at April 30, 2020.	159,959	26,701

Additional paid-in-capital	9,372,230	864,540
Accumulated deficit	(9,325,259)	(369,062)
Total Stockholders’ Equity (Deficit)	208,343	523,592

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,135,640	$1,115,381

The accompanying notes are an integral part of these financial statements.

F-2

Green Stream Holdings, Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended April 30,
	2021	2020
REVENUES:
Sales	$–	$–

TOTAL REVENUE	–	–

COST OF SALES	–	–

GROSS MARGIN	–	–

OPERATING EXPENSES:
Administrative expenses	355,678	40,405
Advertising	949,958	14,042
Depreciation	45,060	–
Insurance	30,670	13,059
Legal Fees	590,045	45,850
Professional Fees	1,066,797	81,290
Rent	137,444	8,559
Transfer Agent	46,590	–
Stock in lieu of services	4,898,745	–
Travel	248,340	48,271
Total Operating expenses	8,639,327	251,476

NET OPERATING INCOME/ LOSS	(8,369,327)	(251,476)

OTHER INCOME/EXPENSES:
Write off of Impaired assets	(185,000)
Prior Management Settlement	(183,000)	–
Finance and interest fees	(218,870)	(4,872)

NET INCOME (LOSS)	$(8,956,197)	$(256,348)

Basic and Diluted Loss per Common Share	$(0.06)	$(0.00960)

Weighted Average Number of Common Shares Outstanding	159,959,140	26,700,655

The accompanying notes are an integral part of these financial statements.

F-3

Green Stream Holdings, Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For The Twelve Months Ended April 30, 2021 and 2020

	Preferred Shares		Common Stock		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Value	Shares	Amount	Capital	Deficit	Equity
Balance, April 30, 2019	1,413,000	$1,413	25,834,000	$25,834	$1,073,471	$(112,714)	$988,004

Issuance of Common Shares for financing	–	–	600,000	600	–	–	600
Issuance of Common Shares for Settlement with Prior Management	–	–	266,655	267	(208,931)	–	(208,664)
Net Loss April 30, 2020	–	–	–	–	–	(256,348)	(256,348)

Balance April 30, 2020	1,413,000	$1,413	26,700,655	$26,701	$864,540	$(369,062)	$523,592

Issuance of common shares for Liabilities	–	–	1,000,000	1,000	28,000	–	29,000
Issuance of Common Shares for Services	–	–	24,720,000	24,720	4,874,025	–	4,898,745
Issuance of Common Shares for REG A	–	–	104,581,257	104,581	3,606,389	–	3,710,970
Issuance of Common Shares for Stock Dividend	–	–	723,893	724	(724)	–	–
Cancellation of Common Shares for Settlement Shares issued for settlement	–	–	2,233,335	2,233	–	–	2,233
Net Loss April 30, 2021	–	–	–	–	–	(8,956,197)	(8,956,197)

Balance April 30, 2021	1,413,000	$1,413	159,959,140	$159,959	$9,372,230	$(9,325,259)	$208,343

The accompanying notes are an integral part of these financial statements.

F-4

Green Stream Holdings, Corp.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended
	April 30, 2021	April 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,074,672)	$(256,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization
Depreciation	45,060	–
Impairment expense	185,000	–
Shares issued for settlement	2,233	–
Shares issued for services	4,898,745	–
Discount amortization	55,000	–
Changes in operating assets and Liabilities:
Increase/ (decrease) in accrued interest payable	6,000	4,872
Increase/(decrease) in other current liabilities	(60,000)	20,000
Increase/ (decrease) in accounts payable	45,000	38,496
Net cash used in operating activities	(3,779,159)	(192,980)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Assets	265,021	–
Net cash provided by (used in) investing activities	(265,021)	–
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from stockholder	83,508	114,807
Proceeds from Notes Payable	465,000	92,900
Proceeds from sale of stock	3,710,970
Principal payments on convertible debt	(230,000)
Net cash provided by (used in) financing activities	4,0,29,478	207,707
Net increase (decrease) in cash and cash equivalents	(14,702)	14,727
Cash and cash equivalents - beginning of period	14,727	0
Cash and cash equivalents - end of period	$25	$14,727

NON CASH TRANSACTIONS
Shares issued from liabilities	$29,000	$–
Stock Dividend	$724	$–
Issuance of Common shares to Prior Management for settlement of Convertible Series B Preferred Shares	$–	$266,665
Acquisition of assets through the assumption of debt	$–	$1,100,654
Conversion of Preferred stock in lieu Common stock purchase	$–	$11,000,000

The accompanying notes are an integral part of these financial statements.

F-5

Green Stream Holdings, Corp.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2021 and 2020

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

The Company was originally incorporated on April 12, 2004, in the State of Nevada under the name of Ford-Spoleti Holdings, Inc. On June 4, 2009, the Company merged with Eagle Oil Holding Company, a Nevada corporation, and the surviving entity, the Company, changed its name to “Eagle Oil Holding Company, Inc.” Inception of the current Company occurred February 8, 2019 when the Company was acquired by Green Stream Holdings Inc. Previously there was no activity from July 31, 2017 until the acquisition of February 8, 2019. On April 25, 2019, the Company changed its name to “Green Stream Holdings Inc.” and is deemed to be a continuation of business of Eagle Oil Holding Company, Inc. Additionally, the Company was reorganized that so that the Company became operating as a holding company of Green Stream Finance, Inc., a Wyoming Corporation. That reorganization, inter alia, gave Madeline Cammarata, President of Green Stream Finance, Inc., the majority of the voting power in the Company. On April 25, 2019 the Company also filed the certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada providing for reverse stock split: each thirty thousand shares of common stock of the Company issued and outstanding immediately prior to the “effective time” of the filing were automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock, provided that no fractional shares were to be issued in connection with said reverse stock split. On May 15, 2019, the Company filed the articles of conversion with the secretary of state of Nevada, to convert the company from Nevada Corporation to Wyoming Corporation. The Company is in good standing in the State of Wyoming as of September 25, 2019. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “GSFI.”

B. PRINCIPALS OF CONSOLIDATION

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Green Stream Finance, Inc. based in the state of Wyoming. All material inter-company balances and transactions were eliminated upon consolidation.

C. BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

F-6

E. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000.

F. COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Due to the net loss, the options and stock conversion of debt are not used in the calculation of earnings per share because the stock conversions and options are considered to be antidilutive.

G. INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s management has reviewed the Company’s tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material effect on the Company.

H. REVENUE RECOGNITION

Revenue for license fees is recognized upon the execution and closing of the contract for the amount of the contract. Contract fees are generally due based upon various progress milestones. Revenue from contract payments are estimated and accrued as earned. Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

I. FAIR VALUE MEASUREMENT

The Company determines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

F-7

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability.  US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

•	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

J. STOCK-BASED COMPENSATION

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, consultants and directors including employee stock options based on estimated fair values. Stock-based compensation expense recognized for the years ended December 31, 2014 and 2013 was $24,000 and $0 respectively. Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that vest during the period.

Share-based compensation expense recognized in the Company’s consolidated statement of operations for the years ended December 31, 2014 included compensation expense for share-based payment awards granted in December 31, 2014.

K. SALES AND ADVERTISING

The costs of sales and advertising are expensed as incurred. Sales and advertising expense was $949,958 and $14,042 for the twelve months ended April 30, 2021 and 2020, respectively.

L. NEW ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to April 30, 2021 through the date these financial statements were issued.

M. FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at costs and consists of furniture and fixtures, computers and office equipment. We compute depreciation using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are charged to expense.

F-8

N. INTELLECTUAL PROPERTY

Intangible assets (intellectual property) are recorded at cost and are amortized over the estimated useful life of the asset. Management evaluates the fair market value to determine if the asset should be impaired at the end of each year.

O. IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

NOTE 2 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At April 30, 2021 the Company had a loss from operations, for the twelve months ended, of $3,892,896, and an accumulated deficit of $4,261,958 and negative working capital of $736,924. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services. There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at April 30, 2021 and April 30, 2020 consists of the following:

	April 30, 2021	April 30, 2020

Furniture and Fixtures	$1,180,675	$915,654
Less: Accumulated Depreciation	(45,060)	–
Net Property and Equipment	$1,135,615	$915,654

Depreciation expense for the year ended April 30, 2021 was $45,060 and $0 for April 30, 2020 respectively. Property and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets.

F-9

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets at April 30, 2021 and April 30, 2020 consists of the following:

	April 30, 2021	April 30, 2020

Intangible Assets	$185,000	$185,000
Less: Accumulated Amortization	–	–
Less: Impairment	(185,000)	–
Net Intangible Assets	$–	$185,000

The Company determined that the various intellectual properties acquired in the merger with Eagle Oil will have no value in the Company’s future projects.  At April 30, 2021, the Company has determined that the intangible asset should be fully impaired as of April 30, 2021.

NOTE 5 –STOCKHOLDERS’ EQUITY/(DEFICIT)

AUTHORIZED SHARES & TYPES

As of April 30, 2021, we had 152,459,140 shares of Common Stock and of:

●	1,000,000 authorized shares of Convertible Series A Preferred Shares. Convertible Series A Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000 shares of Convertible Series A Preferred Shares to 1 share of Common Stock. There are 53,000 shares issued and outstanding or 53 votes.

●	1,000,000 authorized shares of Convertible Series B Preferred Shares. Convertible Series B Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000,000 shares of Common Stock for each single Convertible Series B Preferred Share. Additionally, the Preferred B Shares are non-dilutive. There are 600,000 shares issued and outstanding or 600,000,000,000 votes.

●	10,000,000 authorized shares of Convertible Series C Preferred Shares. Convertible Series C Preferred Shares are convertible into Common Stock at a ratio of 1,000 shares of Convertible Series C Preferred Share for one share of Common Stock. There are 760,000 shares issued and outstanding or 760 votes.

F-10

NOTE 6 – INCOME TAXES

Deferred tax assets arising as a result of net operation loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended April 30, 2021 and 2020 for U.S. Federal Income Tax and for the State of Wyoming.

A reconciliation of income taxes at statutory rates with the reported taxes follows:

	April 30, 2021	April 30, 2020

Loss before income tax benefit	$4,074,672	$256,348
Expected income tax benefit	(1,498,636)	(94,283)
Non-deductible expenses	–	–

Tax loss benefit not recognized for book purposes, valuation allowance	$1,498,636	$94,283
Total income tax	$–	$–

The Company has net operating loss carry forwards in the amount of approximately $4,261,958 that will expire beginning in 2029. The deferred tax assets including the net operating loss carry forward tax benefit of $4,261,958 total $1,526,063 which is offset by a valuation allowance. The other deferred tax assets include accrued officer compensation, stock based compensation, and amortization.

The Company follows the provisions of uncertain tax positions. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at April 30, 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at April 30, 2021. The open tax years are from 2019 through 2029.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the three months ended April 30, 2021 and 2021 a Company shareholder had advanced $268,203 and $3000 respectively of personal funds. As of April 30, 2021 and 2020 the Company owed the shareholder $225,077 and $141,569 respectively.

NOTE 8 – NOTES AND OTHER LOANS PAYABLE

On December 11, 2019 the company agreed to pay Cheryl Hintzen $40,000 in the form of a promissory note with a term of one year at 10 % interest compounded annually. The Company accrued interest for the Three months ended January, 31, 2020 in the amount of $559. On January 8, 2020 the Company signed a promissory note for $8,000 with Cheryl Hintzen. The note becomes due on March 8, 2020 and carries a per annum interest rate of 10%. The Company accrued interest for the Six months ended June 30, 2020 in the amount of $1,321.64.

On February 21, 2020 the Company borrowed $25,000 from GPL Ventures with interest at a rate of 10% and a due date of April 30, 2020.

On March 12, 2020 the Company agreed to pay Dr. Jason Cohen 1,000,000 shares at a valuation of $.20 per share plus 8 % interest until the shares are issued. The interest accrued through end is $2,147.95 which equates to 10,740 shares.

F-11

In the month March, 2020 the escrow attorney for GPL Ventures advanced $46,900 in funds for the purchase of REG A shares. The common shares had not been issued at year end and subsequently were issued. The note will be reclassified as common shares issued and additional paid in capital in the subsequent period. No interest was accrued for this note.

The following schedule is Notes Payable at April 30, 20210 and April 30, 2020:

Description	April 30, 2021	April 30, 2020

Note payable to Cheryl Hintzen due December 11, 2021; interest at 10%	$40,000	$40,000

Note Payable to Cheryl Hintzen due March 8, 2020: interest 10%	14,000	14,000

Note payable to GPL Ventures due March 8, 2020; interest at 10%	25,000	25,000

Note payable Dr. Jason Cohen 1,000,000 shares @ $.20	200,000	200,000

Note payable escrow attorney for REG A shares	17,900	46,900

Total Notes Payable	$311,900	$340,900

NOTE 9 – CONVERTIBLE NOTE PAYABLE

On September 13, 2020 the Company borrowed $250,000 from Leonite Capital with interest at a rate of 10% and a due date of March 13, 2021. Financing costs increased the principal to $290,000. In consideration for entering into the note Leonite received 1,500,000 common shares upon closing. The Company has the right to repay the note prior to maturity at a rate of 110% of the then principal and interest. The note is convertible to common stock at a fixed conversion price of $.015.

NOTE 10 - SUBSEQUENT EVENTS

Subsequent events were evaluated through August 31, 2021 which is the date the financial statements were available to be issued. There were no events that would require additional disclosure at the time of financial statement presentation.

F-12

GREEN STREAM HOLDINGS, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

AT JANUARY 31, 2022 & JANUARY 31, 2021

(UNAUDITED)

	January 31, 2022	January 31, 2021
ASSETS
Current Assets
Cash	$–	$5,806
Total Current Assets	–	5,806

Fixed Assets
Furniture and equipment net of depreciation (Note 3)	530,831	1,060,942
Other Assets
Other assets	735,935	181,917

TOTAL ASSETS	$1,256,766	$1,248,665

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Accounts Payable	$241,528	$57,405
Other Current Liabilities	–	60,000
Accrued Interest Payable	53,904	17,905
Due to related party ( Note 7)	24,079	25,930
Notes Payable (Note 8)	331,980	305,900
Convertible Notes Payable( Note 9)	749,600	671,200
Total Current Liabilities	1,401,091	1,138,340

TOTAL LIABILITIES	1,401,091	1,138,340

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred A Stock, $.001 par value 1,000,000 Authorized 53,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	53	53
Preferred B Stock, $.001 par value 1,000,000 Authorized 600,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	600	600
Preferred C Stock, $.001 par value 10,000,000 Authorized 760,000 Issued and Outstanding at January 31, 2022 and at January 31, 2021 respectively	760	760
Common Stock, $.001 par value 10,000,000,000 Authorized 435,239,703 Issued and Outstanding at January 31, 2022 and 77,654,000 at January 31, 2021	435,240	77,654
Additional paid-in-capital	13,649,857	1,479,135
Accumulated deficit	(14,230,835)	(1,447,877)
Total Stockholders’ Equity (Deficit)	(144,325)	110,325

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,256,766	$1,248,665

The accompanying notes are an integral part of the financial statements.

F-13

GREEN STREAM HOLDINGS, INC.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JANUARY 31, 2022 & JANUARY 31, 2021

(UNAUDITED)

	3 Months Ended	3 Months Ended	9 Months Ended	9 Months Ended
	January 31, 2022	January 31, 2021	January 31, 2022	January 31, 2021
REVENUES:
Sales	$–	$–	$–	$–

TOTAL REVENUE	–	–	–	–

COST OF SALES	–	–	–	–

GROSS MARGIN	–	–	–	–

OPERATING EXPENSES:
Administrative expenses	109,969	64,759	211,267	320,146
Advertising & Promotion	96,000	89,710	807,329	112,808
Depreciation and amortization	15,020	15,020	45,060	30,040
Travel	175,072	93,413	403,953	117,721
Insurance	5,273	–	38,009	770
Legal Fees	165,000	145,000	663,494	195,450
Professional Fees	215,567	131,628	854,428	192,803
Stock in lieu of services	–	–	1,121,910	3,233
Rent	5,388	6,650	89,302	29,650
Total Operating expenses	787,289	546,180	4,234,751	1,002,621

NET OPERATING INCOME/ LOSS	(787,289)	(546,180)	(4,234,751)	(1,002,621)

OTHER INCOME/(EXPENSE)
Impairment expense	–	–	(615,654)	–
Finance and interest fees	(33,533)	(21,154)	(55,169)	(76,194)

NET INCOME/(LOSS)	(820,822)	(567,334)	$(4,905,575)	$(1,078,815)

Basic and Diluted Loss per Common Share	$(.0019)	$(.0073)	$(.012)	$(.014)

Weighted Average Number of Common Shares Outstanding	435,239,703	77,654,000	435,239,703	77,654,000

The accompanying notes are an integral part of the financial statements.

F-14

Green Stream Holdings, Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED JANUARY 31, 2022 & JANUARY 31, 2021

(UNAUDITED)

	Preferred Shares		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Value	Shares	Amount	Capital	Deficit	Equity
Balance April 30, 2020	1,413,000	$1,413	26,700,655	$26,701	$864,540	$(369,062)	$523,592
Commitment for share issuance	–	–	–	–	(193,000)	–	(193,000)
Issuance of Common Shares for Services	–	–	15,975,000	15,975	–	–	15,975
Issuance of Common Shares for REG A	–	–	2,500,000	2,500	471,800	–	474,300
Issuance of Common Shares for financing	–	–	20,220,000	20,220	212,262	–	232,482
Net Loss July 31, 2020	–	–	–	–	–	(606,460)	(606,460)
Balance July 31, 2020	1,413,000	$1,413	65,396,665	$65,396	$1,355,602	$(972,702)	$449,709

Issuance of Common shares for Services	–	–	1,000,000	1,000	–	–	1,000
Issuance of Common shares for Financing	–	–	507,500	508	34,562	–	34,620
Issuance of Common Shares for Settlement	–	–	2,233,335	2,233	–	–	2,233
Net Loss October 31, 2020	–	–	–	–	–	(148,334)	(148,334)
Balance October 31, 2020	1,413,000	$1,413	69,136,490	$69,136	$1,390,164	$(1,124,036)	$336,678

Balance April 30, 2021	1,413,000	$1,413	159,959,140	$159,959	$9,372,230	$(9,325,259)	$208,343
Issuance of Common Shares for Services	–	–	8,343,000	8,343	551,967	–	560,310
Issuance of Common Shares for REG A	–	–	27,183,352	27,184	1,203,816	–	1,231,000
Issuance of Common Shares for Stock Dividend	–	–	1,725,275	1,725	(1,725)	–	124,219
Net Loss July 31, 2021	–	–	–	–	–	(1,807,070)	(1,807,070)
Balance July 31, 2021	1,413,000	$1,413	197,210,767	$197,211	$11,126,288	$(11,132,329)	$192,583

Issuance of Common Shares for Services	–	–	7,800,000	7,800	553,800	–	561,800
Issuance of Common shares for Debt Conversion	–	–	30,654,716	30,655	122,845	–	153,500
Issuance of Common Shares for REG A	–	–	91,545,832	91,546	1,283,924	–	1,375,470
Net Loss October 31, 2021	–	–	–	–	–	(2,277,684)	(2,277,684)
Balance October 31, 2021	1,413,000	$1,413	327,211,315	$327,212	$13,086,857	$(13,410,013)	$5,469

Issuance of Common shares for Debt Conversion	–	–	59,028,388	59,028	–	–	59,028
Issuance of Common Shares for REG A	–	–	49,000,000	49,000	563,000	–	612,000
Net Loss January 31, 2022	–	–	–	–	–	(820,822)	(820,822)
Balance January 31, 2022	1,413,000	$1,413	435,239,703	$435,240	$13,649,857	$(14,230,835)	$(144,325)

The accompanying notes are an integral part of these financial statements.

F-15

Green Stream Holdings, Corp.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JANUARY 31, 2022 & JANUARY 31, 2021

(UNAUDITED)

	January 31, 2022	January 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,905,575)	$(1,078,815)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	–	–
Depreciation	45,060	30,040
Shares issued for services	1,121,910	3,233
Impairment expense	615,654	–
Changes in operating assets and Liabilities:
Increase/(decrease) in accrued interest payable	43,032	–
(Increase)/decrease in other current assets	(492,337)	–
Increase/ (decrease) in accounts payable	152,080	(14,379)
Overdraft		17,861
Net cash used in operating activities	(3,420,176)	(1,420,420)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Assets	(289,530)	(172,245)
Net cash provided by (used in) investing activities	(289,530)	(172,245)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans from stockholder	(200,998)	122,563
Proceeds from Notes Payable	479,680	415,405
Proceeds from Reg A	3,218,471	685,500
Principal payments on convertible debt	212,528	–
Net cash provided by (used in) financing activities	3,709,681	1,220,468

Net increase (decrease) in cash and cash equivalents	(25)	5,803

Cash and cash equivalents - beginning of period	25	–

Cash and cash equivalents - end of period	$–	$5,803

NON CASH TRANSACTIONS
Shares issued from liabilities	$–	$–
Stock Dividend	$1,725	$–

The accompanying notes are an integral part of these financial statements.

F-16

Green Stream Holdings, Corp.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2022 and 2021

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND OPERATIONS

The Company was originally incorporated on April 12, 2004, in the State of Nevada under the name of Ford-Spoleti Holdings, Inc. On June 4, 2009, the Company merged with Eagle Oil Holding Company, a Nevada corporation, and the surviving entity, the Company, changed its name to “Eagle Oil Holding Company, Inc.” Inception of the current Company occurred February 8, 2019 when the Company was acquired by Green Stream Holdings Inc. Previously there was no activity from October 31, 2017 until the acquisition of February 8, 2019. On April 25, 2019, the Company changed its name to “Green Stream Holdings Inc.” and is deemed to be a continuation of business of Eagle Oil Holding Company, Inc. Additionally, the Company was reorganized that so that the Company became operating as a holding company of Green Stream Finance, Inc., a Wyoming Corporation. That reorganization, inter alia, gave Madeline Cammarata, President of Green Stream Finance, Inc., the majority of the voting power in the Company. On April 25, 2019 the Company also filed the certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada providing for reverse stock split: each thirty thousand shares of common stock of the Company issued and outstanding immediately prior to the “effective time” of the filing were automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock, provided that no fractional shares were to be issued in connection with said reverse stock split. On May 15, 2019, the Company filed the articles of conversion with the secretary of state of Nevada, to convert the company from Nevada Corporation to Wyoming Corporation. The Company is in good standing in the State of Wyoming as of September 25, 2019. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “GSFI.”

B. PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Green Stream Finance, Inc. based in the state of Wyoming. All material inter-company balances and transactions were eliminated upon consolidation.

C. BASIS OF ACCOUNTING

The Company utilizes the accrual method of accounting, whereby revenue is recognized when earned and expenses when incurred.  The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information.  As such, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included and these adjustments are of a normal recurring nature.

D. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

E. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $250,000.

F-17

F. COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Due to the net loss, the options and stock conversion of debt are not used in the calculation of earnings per share because the stock conversions and options are considered to be antidilutive.

G. INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s management has reviewed the Company’s tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore the implementation of this standard has not had a material effect on the Company.

H. REVENUE RECOGNITION

Revenue for license fees is recognized upon the execution and closing of the contract for the amount of the contract. Contract fees are generally due based upon various progress milestones. Revenue from contract payments are estimated and accrued as earned. Any adjustments between actual contract payments and estimates are made to current operations in the period they are determined.

I. FAIR VALUE MEASUREMENT

The Company determines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

•	Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

J. STOCK-BASED COMPENSATION

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, consultants and directors including employee stock options based on estimated fair values.  Stock-based compensation expense recognized for the years ended April 30 2021 and 2020 was $15,975 and $0 respectively.  Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that vest during the period.

Share-based compensation expense recognized in the Company’s consolidated statement of operations for the years ended April 30, 2021 included compensation expense for share-based payment awards granted in December 31, 2020

F-18

K. SALES AND ADVERTISING

The costs of sales and advertising are expensed as incurred.  Sales and advertising expense was $807,329 and $112,808or the nine months ended January 31, 2022 and 2021 respectively.

L. NEW ACCOUNTING PRONOUNCEMENTS

The Company reviews new accounting standards as issued. No new standards had any material effect on these financial statements. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to January 31, 2022 through the date these financial statements were issued.

M. FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at costs and consists of furniture and fixtures, computers and office equipment. We compute depreciation using the straight-line method over the estimated useful lives of the assets. Expenditures for major betterments and additions are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are charged to expense.

N. INTELLECTUAL PROPERTY

Intangible assets (intellectual property) are recorded at cost and are amortized over the estimated useful life of the asset. Management evaluates the fair market value to determine if the asset should be impaired at the end of each year.

O. IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

NOTE 2 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. At January 31, 2022 the Company had a loss from operations, for the nine months ended, of $4,905,575, and an accumulated deficit of $14,230,835 and negative working capital of $1,401,091. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital.  The key factors that are not within the Company's control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company's business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services.  There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-19

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment at January 31, 2022 and January 31, 2021 consists of the following:

	January 31, 2022	January 31, 2021

Furniture and Fixtures	$620,951	$1,060,942
Less: Accumulated Depreciation	(90,120)	(0)
Net Property and Equipment	$530,831	$1,060,942

Depreciation expense for the nine months ended January 31, 2022 was $45,060 and $0 for January 31, 2021 respectively. Property and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the estimated useful lives of the assets.

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets at January 31, 2022 and January 31, 2021 consists of the following:

	January 31, 2022	January 31, 2021

Intangible Assets	$–	$–
Less: Accumulated Amortization	–	–
Less: Impairment	–	–
Net Intangible Assets	$–	$–

The Company determined that the various intellectual properties acquired in the merger with Eagle Oil will have no value in the Company’s future projects.  At January 31, 2022, the Company has determined that the intangible asset should be fully impaired as of January 31, 2021

NOTE 5 –STOCKHOLDERS’ EQUITY/ (DEFICIT)

AUTHORIZED SHARES & TYPES

As of January 31, 2022, we had 435,239,703 Shares of Common Stock and of:

●	1,000,000 authorized shares of Convertible Series A Preferred Shares. Convertible Series A Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000 shares of Convertible Series A Preferred Shares to 1 share of Common Stock. There are 53,000 shares issued and outstanding or 53 votes.

●	1,000,000 authorized shares of Convertible Series B Preferred Shares. Convertible Series B Preferred Shares are convertible into the shares of Common Stock at a ratio of 1,000,000 shares of Common Stock for each single Convertible Series B Preferred Share. Additionally, the Preferred B Shares are non-dilutive. There are 600,000 shares issued and outstanding or 600,000,000,000 votes.

●	10,000,000 authorized shares of Convertible Series C Preferred Shares. Convertible Series C Preferred Shares are convertible into Common Stock at a ratio of 1,000 shares of Convertible Series C Preferred Share for one share of Common Stock. There are 760,000 shares issued and outstanding or 760 votes.

F-20

NOTE 6 – INCOME TAXES

Deferred tax assets arising as a result of net operation loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended April 30, 2021 and 2020 for U.S. Federal Income Tax and for the State of Wyoming.

A reconciliation of income taxes at statutory rates with the reported taxes follows:

	January 31, 2022	January 31 2021

Loss before income tax benefit	$14,210,835	$256,348
Expected income tax benefit	(5,684,334)	(94,283)
Non-deductible expenses	–	–

Tax loss benefit not recognized for book purposes, valuation allowance	$5,684,334	$94,283
Total income tax	$–	$–

The Company has net operating loss carry forwards in the amount of approximately $14,210,835 that will expire beginning in 2030. The deferred tax assets including the net operating loss carry forward tax benefit of $11,149,049 total $1,526,063 which is offset by a valuation allowance. The other deferred tax assets include accrued officer compensation, stock based compensation, and amortization.

The Company follows the provisions of uncertain tax positions. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at January 31 2022 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at January 31, 2022. The open tax years are from 2019 through 2029.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the Nine months ended January 31, 2022 and 2021 a Company shareholder had advanced $0 and $0 respectively of personal funds. As of January 31, 2022 and 2021 the Company owed the shareholder $24,079 and $25,930respectively.

NOTE 8 –NOTES AND OTHER LOANS PAYABLE

On December 11, 2019 the company agreed to pay Cheryl Hintzen $40,000 in the form of a promissory note with a term of one year at 10 % interest compounded annually. The Company accrued interest for the Six months ended January, 31, 2020 in the amount of $559. On January 8, 2020 the Company signed a promissory note for $8,000 with Cheryl Hintzen. The note becomes due on March 8, 2020 and carries a per annum interest rate of 10%. The Company accrued interest for the Six months ended  June 30, 2020 in the amount of $1,321.64.

On February 21, 2020 the Company borrowed $25,000 from GPL Ventures with interest at a rate of 10% and a due date of April 30, 2020. This note was paid in full.

F-21

The following schedule is Notes Payable at January 31, 2022 and January 31, 2021:

Description	January 31, 2021	January 31, 2020

Note Payable to Ford Motor Credit	$31,080	$–

Note payable to Cheryl Hintzen due December 11, 2021; interest at 10%	40,000	40,000

Note Payable to Cheryl Hintzen due March 8, 2020: interest 10%	14,000	14,000

Notes Payable Sixth Street Lending	250,000	–

Note Payable Dr. Jason Cohen 1,000,000 shares @ $.20	200,000	200,000

Note Payable Leonite Capital		290,000

Note Payable Quick Capital LLC	239,600	239,600

Note Payable Quick Capital LLC	50,000	50,000

Note Payable GS Capital	210,000	–

Note Payable various Geneva Roth	–	138,500

Note payable escrow attorney for REG A shares	–	46,900

Total Notes Payable	$1,081,580	$977,100

NOTE 9 – CONVERTIBLE NOTE PAYABLE

On September 13, 2020 the Company borrowed $250,000 from Leonite Capital with interest at a rate of 10% and a due date of March 13, 2021. Financing costs increased the principal to $290,000. In consideration for entering into the note Leonite received 1,500,000 common shares upon closing. The Company has the right to repay the note prior to maturity at a rate of 110% of the then principal and interest. The note is convertible to common stock at a fixed conversion price of $.015. The Note has been satisfied.

On May 27, 2021 the Company borrowed $230,000 from GS Capital with an interest rate of 8% with a maturity of May 27, 2022. The note holder converted $20,000 along with $1,012 interest on January 19, 2022. The balance on the note is $210,000 at January 31, 2022.

On April 14, 2021 the Company sold preferred stock of $325,000 to Quick Capital LLC which included repayment obligation or return with an interest rate of 10% with superior rights to be paid in the event of a sale of the Company. The Company repaid $50,000 on July 8, 2021. The note holder converted or exercised its preferred rights for $18,000 on November 17, 2021 and $17,400 on January 27, 2022. The noteholder thus has the right to convert or replace the obligation into common stock at a fixed price of one share for every $.001 of preferred or the debt therreunder. The balance on the preferred is $239,600 at January 31, 2022.

On August 26, 2021 the Company borrowed $50,000 from Quick Capital LLC with an interest rate of 10%. The Company has the right to repay the note prior to maturity at a rate of 110% of the then principal and interest. The note is convertible to common stock at a fixed conversion price of $.001. The balance on the note is $50,000 at January 31, 2022. Additionally, in August, 2021, Quick-Capital also invested $50,000 in a private transaction with the Company at $0.005 for 10,000,000 common shares.

On November 8, 2021 the Company borrowed the sum of $83,750.00 from SIXTH STREET LENDING, a North Carolina corporation. The note has a Maturity date of May 8, 2022 and carries an interest rate of 8% per annum. The note also has conversion rights. During the period beginning on the date of funding of this Note and ending on the date which is one hundred eighty (180) days following such date (the “Initial Period”), the Conversion Price shall be fixed at $0.04. At any time following the Initial Period, the Conversion Price shall be equal to the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). The balance on the note is $83,750.00

F-22

On November 29, 2021 the Company borrowed the sum of $58,750.00 from SIXTH STREET LENDING, a North Carolina corporation. The note has a Maturity date of May 28, 2022 and carries an interest rate of 8% per annum. The note also has conversion rights. During the period beginning on the date of funding of this Note and ending on the date which is one hundred eighty (180) days following such date (the “Initial Period”), the Conversion Price shall be fixed at $0.04.

At any time following the Initial Period, the Conversion Price shall be equal to the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions.

On December 21, 2021 the Company borrowed the sum of $53,750.00 from SIXTH STREET LENDING, a North Carolina corporation. The note has a Maturity date of June 21, 2022 and carries an interest rate of 8% per annum. The note also has conversion rights. During the period beginning on the date of funding of this Note and ending on the date which is one hundred eighty (180) days following such date (the “Initial Period”), the Conversion Price shall be fixed at $0.04.

At any time following the Initial Period, the Conversion Price shall be equal to the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). The balance on the note is $53,750.00.

On January 11, 2022 the Company borrowed the sum of $53,750.00 from SIXTH STREET LENDING, a North Carolina corporation. The note has a Maturity date of July 11, 2022 and carries an interest rate of 8% per annum. The note also has conversion rights. During the period beginning on the date of funding of this Note and ending on the date which is one hundred eighty (180) days following such date (the “Initial Period”), the Conversion Price shall be fixed at $0.04.

At any time following the Initial Period, the Conversion Price shall be equal to the Variable Conversion Price (as defined herein)(subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). The balance on the note is $53,750.00.

NOTE 10 - SUBSEQUENT EVENTS

Subsequent events were evaluated through March 14, 2022 which is the date the financial statements were available to be issued. There were no events that would require additional disclosure at the time of financial statement presentation.

F-23

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$10,000
Legal Fees and Expenses	150,000
Accounting Fees*	50,000
Miscellaneous*	40,000
Total	$250,000

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the WRS. Section 7 of the Company’s Articles of Incorporation and Article IX of our bylaws provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in WRS, for expenses actually and reasonably incurred. No indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Item 15. Recent Sales of Unregistered Securities

None.

II-1

Item 16. Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Incorporation of Green Stream Holdings, Inc.
3.2	Bylaws
5.1	Opinion of Byron Thomas, Esq.
10.7	Subscription Agreement
23.1	Auditor Consent
99.1	Promissory Note
99.2	Promissory Note
107	Filing Fee Table*

* Filed herewith.

II-2

Item 17. Undertakings

The undersigned hereby undertakes:

(1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, NY on July 15, 2022.

GREEN STREAM HOLDINGS, INC.

Date: July 15, 2022	By:	/s/ James C. DiPrima
James C. DiPrima, Chief Executive Officer, Chief Financial Officer (Principal Executive, Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on July 15, 2022.

GREEN STREAM HOLDINGS, INC.

Date: July 15, 2022	By:	/s/ James C. DiPrima
James C. DiPrima, Chief Executive Officer, Chief Financial Officer (Principal Executive, Accounting and Financial Officer)

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